Exhibit 21
SUBSIDIARIES OF THE REGISTRANT
The subsidiaries below are owned by Forest City Enterprises, Inc. except where a subsidiary’s name is indented, in which case that subsidiary is owned by the next preceding subsidiary whose name is not so indented.

State of
Name of Subsidiary	Incorporation/Organization
Forest City Land Group, Inc.	Ohio
FC Prosper Partner, Inc.	Texas
Forest City Rental Properties Corporation	Ohio
Artus Inc.	Ohio
Ballston Development Corporation	Ohio
F.C. Liberty, Inc.	Pennsylvania
F.C. Member, Inc.	New York
F.C. Temecula, Inc.	California
FC 45/75 Sidney, Inc.	Massachusetts
FC Pittsburgh, Inc.	Nevada
Forest Bay, Inc.	Ohio
Forest City 64 Sidney Street, Inc.	Ohio
Forest City Antelope Valley, Inc.	Ohio
Forest City Bluffside Corporation	Ohio
Forest City Central Station, Inc.	Ohio
Forest City Commercial Group, Inc.	Ohio
820 Mission Street, Inc.	California
FC 35 Landsdowne, Inc.	Massachusetts
FC 40 Landsdowne, Inc.	Massachusetts
FC 65/80 Landsdowne, Inc.	Massachusetts
FC 88 Sidney, Inc.	Massachusetts
FC Avenue, Inc.	Ohio
FC Freight House, Inc.	Pennsylvania
FC Laburnum, Inc.	Virginia
FC Orchard Town Center, Inc.	Colorado
Forest City Commercial Holdings, Inc.	New York
Forest City Commercial Management, Inc.	Ohio
Forest City Flatbush, Inc.	New York
Forest City Fulton Street Building, Inc.	New York
Forest City N.Y., Inc.	New York
Forest City N.Y. Group, Inc.	New York
FC Battery Park, Inc.	New York
Forest City Peripheral Land, Inc.	Delaware
Forest City Pierrepont, Inc.	New York
Forest City Residential Group, Inc.	Ohio
California Condominiums, Inc.	California
F.C. Third Street, Inc.	California
F.C. Chevy Chase, Inc.	Ohio
F.C. Whiteacres Apartments, Inc.	Ohio
FC Grand Lowry, Inc.	Colorado
FC Hawaii, Inc.	Hawaii
FC Metropolitan Lofts, Inc.	California
FC Wilshire, Inc.	California
Forest City Bayside Corp.	Ohio
Forest City Capital Corporation	Ohio
F.C. Ember, Inc.	Tennessee
Forest City Equity Services, Inc.	Ohio
Forest City Residential Management, Inc.	Ohio
Forest City Residential West, Inc.	California
Forest City Residential, Inc.	Ohio
Forest City Southpark Two, Inc.	California
Forest City Stapleton Land, Inc.	Colorado
Forest City Stapleton, Inc.	Colorado
Forest City Robinson Mall, Inc.	Delaware
Robinson Mall, Inc.	Pennsylvania
Forest City S.I.A.C. Building, Inc.	New York
Forest City San Vicente Corp.	Ohio
Forest City Station Square, Inc.	Pennsylvania
Forest City Tech Place, Inc.	New York
Forest City Washington, Inc.	District of Columbia
T.C. Avenue, Inc.	Ohio
Terminal Investments, Inc.	Ohio
Tower City Skylight Tower, Inc.	Ohio
Tusar, Inc.	Ohio
Forest City Tangerine, Inc.	Arizona
Ironwood Insurance Company	Arizona
Sunrise Development Co.	Ohio
SDC Realty, Inc.	Ohio
FL Tampa West, Inc.	Florida
FC Basketball, Inc.	New York